UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014

CHINA YIDA HOLDING, CO.

(Exact name of registrant as specified in its charter)

Nevada	000-26777	50-0027826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28/F Yifa Building, No. 111 Wusi Road Fuzhou, Fujian, P. R. China	350003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 (591) 2808 2230

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On August 26, 2014 (the “Effective Date”), Hong Kong Yi Tat International Investment Co., Ltd. (“Hong Kong Yi Tat”), a wholly owned subsidiary of China Yida Holding, Co. (the "Company"), a Nevada corporation, entered into a certain share transfer agreement (the “Share TransfeR Agreement”) with Fujian Taining Great Golden Lake Tourism Economic Development Industrial Co., Ltd. (the “Purchaser”), a wholly owned subsidiary of the Management Committee of the Fujian Taining Great Golden Lake Tourism Economic Development Zone, an affiliate of the Taining County Government (the “Lake Management Committee”), pursuant to which Hong Kong Yi Tat agreed to sell 100% of its equity interest in Fujian Jintai Tourism Industrial Development Co., Ltd., its wholly owned operating subsidiary (“Fujian Jintai”) to the Purchaser (the “Sale”) for a price of RMB 228,801,359, or approximately $36,608,217.44 (the “Purchase Price”), less any deductions as described below. The Purchaser shall pay ninety percent (90%) of the Purchase Price within one (1) month after the Effective Date and the remainder of the Purchase Price within three (3) months after the Effective Date. Fujian Jintai’s primary business is tourism operation and management of the Great Golden Lake tourist destination.

Pursuant to the terms of the Share Transfer Agreement, any bank loans and outstanding debt of Fujian Jintai shall be paid off subsequent to the Sale, and the Purchaser may deduct such amounts from the Purchase Price upon payment thereof. Hong Kong Yi Tat shall be responsible for all other claims and liabilities related to the business of Fujian Jintai incurred prior to the Sale.

The foregoing description of the Share Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02      Termination of a Material Definitive Agreement.

As result of the Sale (as disclosed in Item 1.01), the Tourism Management Revenue Sharing Agreement between Fujian Jintai, the Purchaser and the Lake Management Committee dated October 30, 2001, as amended on December 26, 2002, pursuant to which the Lake Management Committee granted Fujian Jintai the right to operate and manage the Great Golden Lake destination from 2001 through 2032, was terminated.

Item 2.01      Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 herein is hereby incorporated by reference into this Item 2.01.

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Item 9.01.     Financial Statements and Exhibits.

(b)       Pro Forma Financial Information.

The Unaudited Condensed Consolidated Pro Forma Financial Statements of the Company and the accompanying notes are filed as Exhibit 99.1 hereto.

(d)       Exhibits.

The exhibits listed in the following Exhibit Index are filed as a part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Share Transfer Agreement between the Management Committee of the Fujian Taining Great Golden Lake Tourism Economic Development Zone, Fujian Taining Great Golden Lake Tourism Economic Development Industrial Co., Ltd., Fujian Jintai Tourism Industrial Development Co., Ltd. and Hong Kong Yi Tat International Investment Co., Ltd., dated August 26, 2014.

99.1	Unaudited Condensed Consolidated Pro Forma Financial Statements of the Company and the accompanying notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2014

CHINA YIDA HOLDING, CO.

By:	/s/ Minhua Chen
Name: Minhua Chen
Title: Chief Executive Officer

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